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                                                                    Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

January 20, 1999

Dear Sirs:

As independent public accountants, we hereby consent to the use of our auditors' report dated December 5, 1997, on the financial statements of La Oroya Division of Empresa Minera del Centro del Peru S.A. as of October 23, 1997 and December 31, 1996 and 1995 and for the period from January 1 to October 23, 1997 and the three-year period ended December 31, 1996; our auditors' report dated December 5, 1997 on the financial statements of Doe
Run Cayman Ltd. and Doe Run Peru S.R.Ltda as of October 31, 1997 and the period from October 23, 1997 to October 31, 1997 (included in the audited financial statements of The Doe Run Resources Corporation as of October 31, 1997 and for the year then ended), which were prepared in accordance with U.S. generally accepted accounting principles, and to all references to our firm, in connection with the Registration Statement on Form S-4 to be filed by The Doe Run Resources Corporation.

MEDINA, ZALDIVAR Y ASOCIADOS, a Member Firm of Andersen Worldwide S.C.

/s/ Marco Antonio Zaldivar
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Marco Antonio Zaldivar
      Partner